EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perma-Fix Environmental Services, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8, File Numbers 333-115061 (S-3), 333-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 333-70676 (S-3), 333-124668 (S-8), 333-110995 (S-8), 333-80580 (S-8), 333-3664 (S-8), 333-17899 (S-8), 333- 25835 (S-8), and 333-76024 (S-8) of Perma-Fix Environmental Services, Inc. (the “Company”) and subsidiaries of our report dated March 31, 2008, except for Note 20, which is as of April 15, 2008, relating to the consolidated financial statements and financial statement schedule and our report dated March 31, 2008 relating to the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K/A – Amendment No. 1. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007.

/s/ BDO Seidman, LLP
Atlanta, Georgia

April 16, 2008